Exhibit (l)(8)

August 27, 2026

Ironwood Multi-Strategy Fund LLC
One Market Plaza, Steuart Tower, Suite 2500
San Francisco, California 94105

Re:         Ironwood Multi-Strategy Fund LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Ironwood Multi-Strategy Fund LLC, a Delaware limited liability company (the "Company"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)
The Certificate of Formation of the Company, dated as of August 25, 2010, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 25, 2010, as corrected by the Certificate of Correction thereto, dated as of October 5, 2010, as filed in the office of the Secretary of State on October 15, 2010;

(b)
The Amended and Restated Certificate of Formation of the Company, dated as of July 31, 2013 (the "LLC Certificate"), as filed in the office of the Secretary of State on July 31, 2013;

(c)
The Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 11, 2015 (the "LLC Agreement"), entered into by Ironwood Capital Management Corporation, a California corporation, and the other persons or entities who shall execute counterparts thereof or the Investor Certification (as defined below) as members;

(d)
A form of Subscription Document & Investor Certification, to be entered into by each member of the Company (each, an "Investor Certification");

(e)       The Registration Statement on Form N-2 as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 and the Amendment No. 34 to the Registration Statement on Form N-2 as filed with the SEC pursuant to the Investment Company Act of 1940 (File No. 811-22464) (the "Registration Statement"), relating to $1,633,181,689 in units of limited liability company interests in the Company (the "Units");

Ironwood Multi-Strategy Fund LLC
August 27, 2026

(f)
The Minutes of the Joint Meeting of the Board of Directors of Ironwood Institutional Multi-Strategy Fund LLC and the Company, dated June 8, 2026, including resolutions approving the registration of the Units (the "Resolutions"); and

(g)
A Certificate of Good Standing for the Company, dated August 21, 2026, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement, the LLC Certificate and the Resolutions are in full force and effect and have not been amended, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, division, dissolution, liquidation or termination of the Company, (iv) except to the extent provided in paragraph 1 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including a counterpart signature page of the LLC Agreement or an Investor Certification by each person or entity to whom a Unit is to be issued by the Company (each, a "Unitholder" and collectively, the "Unitholders"), (viii) the payment by each Unitholder of the full consideration when and as the same shall become due from such person or entity for Units acquired by it, in accordance with the LLC Agreement, the Investor Certification and the Registration Statement, (ix) that the books and records of the Company set forth the names and addresses of all persons or entities to be admitted as members of the Company, the amount of the initial Capital Contribution of such members and all information required by the LLC Agreement, (x) that the Units (a) have been duly authorized and approved by the Board and (b) are issued and sold to the Unitholders in accordance with the Registration Statement, the LLC Agreement and the Investor Certification, (xi) that each Unitholder has elected to purchase Units in the Company pursuant to its respective Investor Certification, (xii) that at all times since the formation of the Company there has been at least one member of the company and the Company has not dissolved, and (xiii) that each certificate referenced in paragraph (a) above and the LLC Certificate were executed, delivered and filed with the office of the Secretary of State by an "authorized person" of the Company within the meaning of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the "LLC Act"). We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Ironwood Multi-Strategy Fund LLC
August 27, 2026

This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.
The Company has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

2.
The Units will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company.

3.
The Unitholders shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as a Unitholder may be obligated to repay any funds wrongfully distributed to it. We note that the Unitholders may be obligated to make payments as set forth in the LLC Agreement and the Investor Certification.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name in the prospectus to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JDS/LYK